UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 22, 2009

SunTrust Banks, Inc.

(Exact name of registrant as specified in its charter)

Georgia	001-08918	58-1575035
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 Peachtree St., N.E., Atlanta, Georgia		30308
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (404) 588-7711

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

Item 7.01	Regulation FD Disclosure.

The following information is furnished pursuant to Item 2.02, “Results of Operations and Financial Condition” and Item 7.01, “Regulation FD Disclosure”. Consequently, it is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Exchange Act or Securities Act of 1933 if such subsequent filing specifically references this Form 8-K.

On January 22, 2009, SunTrust Banks, Inc. (the “Registrant”) announced financial results for the full year and the fourth quarter ended December 31, 2008. A copy of the News Release announcing the Registrant’s results for the year and fourth quarter ended December 31, 2008 is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The Registrant intends to hold an investor call and webcast to discuss financial results for the year and fourth quarter ended December 31, 2008 on January 22, 2009, at 8:00 a.m. Eastern time. Additional presentation materials relating to such call are attached hereto as Exhibit 99.2 and are incorporated herein by reference.

All information in the news release and the presentation materials speak as of the date thereof and the Registrant does not assume any obligation to update said information in the future. In addition, the Registrant disclaims any inference regarding the materiality of such information which otherwise may arise as a result of its furnishing such information under Item 2.02 and/or Item 7.01 of this report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

4.1	Articles of Incorporation of the Registrant, restated to reflect amendments through January 20, 2009.

99.1	News release dated January 22, 2009 (furnished with the Commission as a part of this Form 8-K).

99.2	Presentation materials dated January 22, 2009 (furnished with the Commission as a part of this Form 8-K).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SUNTRUST BANKS, INC. (Registrant)

Date: January 22, 2009.	By:	/s/ Thomas E. Panther
Thomas E. Panther,
Senior Vice President and Controller